UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2005

AMERICAN COMMUNITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14369	52-2058165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Smallwood Village Center
St. Charles, Maryland 20602

(Address of principal executive offices) (Zip Code)

Registrants' telephone number, including area code:  (301) 843-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On March 7, 2005, the registrant issued a press release announcing that it will restate its audited financial results for the years ended December 31, 2002 and 2003, and its unaudited quarterly results for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004.  The restated financial results will appear in the registrant's 2004 Annual Report on Form 10-K. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The information in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed "filed" with the Securities and Exchange Commission for any purpose including Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any registration statement filed by the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the registrant's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 4.02                       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The registrant's Board of Trustees, including its Audit Committee, concluded on March 1, 2005, to restate its audited financial results for the fiscal years ended December 31, 2002 and 2003, and its unaudited quarterly results for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 (the "Restatement").  The Restatement primarily reflects the following adjustments:

  The company will correct its accounting for cash distributions received from limited partnerships in which the Company is a general partner. Previously, the company recorded cash distributions received from limited partnerships financed with nonrecourse mortgages that were in excess of our investment basis as income. Our previous auditors approved this accounting treatment. As part of the restatement and for future filings, the Company will defer recognition of distributions received in excess of basis from limited partnerships in which the Company is the general partner.
  The Company will record minority interest expense for cash distributions paid to the minority limited partners in our consolidated partnerships when those partners no longer have any basis in these consolidated partnerships. Previously, these distributions reduced the aggregate minority interest obligation recorded on the Company's balance sheet.
  The Company will change its accounting method for its general partner interest in Crossland Associates Limited Partnership. Prior to the restatement, our investment in Crossland had been recorded under the equity method due to certain important rights previously held by the limited partners. With the expiration of one of those rights in a year prior to the restatement period, the Company became the controlling partner and was required to consolidate the partnership. The adjustment to consolidate Crossland will reflect the effects of excess distributions recognized as income and the expensing of excess distributions to minority partners described above.

The Audit Committee and the Board of Trustees discussed the Restatement with Ernst & Young LLP, the registrant's independent registered public accounting firm.  The registrant will include the restated results in its 2004 Annual Report on Form 10-K.  In the interim, investors should no longer rely on the financial statements currently on file with the SEC including the financial statements for the three years ended December 31, 2003 in the registrant's Form 10-K for the year ended December 31, 2003 and the related auditor's report thereon, and the unaudited financial statements for all interim periods through September 30, 2004.

Item 7.01                                             Regulation FD Disclosure.

See "Item 2.02 Results of Operation and Financial Condition" above.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated March 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST

Date: March 7, 2005	By:	/s/ Cynthia L. Hedrick
		Name:	Cynthia L. Hedrick
		Title:	Senior Vice President and Chief Financial Officer